INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Integrated Communication Networks, Inc., on Amendment No. 1 to Form S-1 of our report dated April 13, 2000, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 13, 2000 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Mendoza Berger & Company, LLP
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MENDOZA BERGER & COMPANY, LLP
Laguna Hills, California
May 8, 2000